Exhibit 99.1

Magnachip Reports Results for Fourth Quarter and Full-Year 2023

Announces successful design-wins with Smartphone Chinese OEMs

Financial Highlights

•	Q4 revenue of $50.8 million was near the low-end of our guidance range.

•	Q4 gross profit margin was 22.7%, near the low-end of our guidance range.

•	Ended Q4 with no debt and cash of $158.1 million.

•	Repurchased approximately $8.2 million of stock during the quarter.

•	Full-year revenue of $230.1 million decreased 31.9% YoY.

•	Full-year gross profit margin was 22.4%, down 760 bps YoY.

Operational Highlights

•	Secured 1st design-win and began initial shipment in Q4 for first generation OLED DDIC for after-service market.

•	Secured 2nd design-win following quarter close with leading Chinese smartphone OEM for spring launch.

•	Entered into strategic commercial partnership with Chinese watch solution provider to collaborate on OLED smartwatch display market.

•	Display and Power business separation and entity restructuring completed effective with the start of 2024; New businesses MSS (Mixed-Signal Solutions) and PAS (Power-Analog Solutions)*

SEOUL, South Korea, February 28, 2024 – Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the fourth quarter and full-year 2023.

YJ Kim, Magnachip’s Chief Executive Officer commented, “As we reflect on the past year and look ahead, we’re shaping our future with the transformation of our business. First, we have shifted our Display business to be laser-focused on the burgeoning OLED market in China and our efforts there are already showing promising results. We now have two design-wins and a dedicated team on the ground to help build on this momentum. Additionally, we are working to optimize our Gumi Fab to transition from lower-margin Transitional Foundry Services to higher-margin Power products. Finally, we’ve restructured our company to streamline operations, enhance shareholder value and increase transparency for our investors with the completion of our legal separation of historical Display and Power businesses into MSS and PAS.”

YJ continued, “Looking ahead, for full year 2024, we currently expect double-digit revenue growth in both the newly organized MSS and PAS businesses. We currently expect total consolidated company revenue for full year 2024 to remain relatively flat to slightly up due to the phase-out of Transitional Foundry Services. We also anticipate PAS gross margin to be challenged during the transition period while we convert the Transitional Foundry Services capacity to Power capacity, but we are committed to navigating this period with a clear focus on long-term value creation for shareholders.”

*

MSS consists of historical Display and Power IC business, which is operated by Magnachip Mixed-Signal, Ltd., a limited liability company incorporated in Korea. PAS business is operated by Magnachip Semiconductor, Ltd., the existing limited liability company incorporated in Korea.

Q4 and 2023 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP
	Q4 2023	Q3 2023	Q/Q change			Q4 2022	Y/Y change
Revenues
Standard Products Business
Display Solutions	5,232	6,404	down	18.3%		7,556	down	30.8%
Power Solutions	35,950	45,215	down	20.5%		46,271	down	22.3%
Transitional Fab 3 foundry services(1)	9,640	9,626	up	0.1%		7,163	up	34.6%
Gross Profit Margin	22.7%	23.6%	down	0.9	%pts	26.4%	down	3.7	%pts
Operating Loss	(15,935)	(9,235)	down	n/a		(10,117)	down	n/a
Net Income (Loss)	(6,040)	(5,165)	down	n/a		2,971	down	n/a
Basic Earnings (Loss) per Common Share	(0.16)	(0.13)	down	n/a		0.07	down	n/a
Diluted Earnings (Loss) per Common Share	(0.16)	(0.13)	down	n/a		0.07	down	n/a

	In thousands of U.S. dollars, except share data
	Non-GAAP(2)
	Q4 2023	Q3 2023	Q/Q change			Q4 2022	Y/Y change
Adjusted Operating Loss	(14,095)	(7,064)	down	n/a		(8,567)	down	n/a
Adjusted EBITDA	(9,972)	(2,735)	down	n/a		(4,768)	down	n/a
Adjusted Net Loss	(8,044)	(1,591)	down	n/a		(15,848)	up	n/a
Adjusted Loss per Common Share—Diluted	(0.21)	(0.04)	down	n/a		(0.36)	up	n/a

	In thousands of U.S dollars, except share data
	GAAP
	2023	2022	Y/Y Change
Revenues
Standard Products Business
Display Solutions	32,134	71,432	down	55.0%
Power Solutions	163,556	230,464	down	29.0%
Transitional Fab 3 foundry services(1)	34,361	35,762	down	3.9%
Gross Profit Margin	22.4%	30.0%	down	7.6 pts
Operating Loss	(57,644)	(5,244)	down	n/a
Net Loss	(36,622)	(8,036)	down	n/a
Basic Loss per Common Share	(0.89)	(0.18)	down	n/a
Diluted Loss per Common Share	(0.89)	(0.18)	down	n/a

	In thousands of U.S dollars, except share data
	Non-GAAP(2)
	2023	2022	Y/Y Change
Adjusted Operating Income (Loss)	(41,170)	4,091	down	n/a
Adjusted EBITDA	(24,174)	19,517	down	n/a
Adjusted Net Income (Loss)	(22,474)	8,752	down	n/a
Adjusted Earnings (Loss) per Common Share—Diluted	(0.55)	0.19	down	n/a

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, we provided transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi, Korea, known as “Fab 3” (“Transitional Fab 3 Foundry Services”). The contractual obligation to provide the Transitional Fab 3 Foundry Services ended August 31, 2023, and we are planning to wind down these foundry services and convert portions of the idle capacity to PAS products beginning around the second half of 2024. Because these foundry services during the wind-down period are still provided to the same buyer by us using our Fab 3 based on mutually agreed terms and conditions, we will continue to report our revenue from providing these foundry services and related cost of sales within the Transitional Fab 3 Foundry Services line in our consolidated statement of operations until such wind down is completed. Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products display solutions and power solutions businesses.

(2)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income (loss) or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Q1 and 2024 Financial Guidance

Beginning in Q1, the Company will begin reporting results under its newly organized businesses: MSS (Mixed-Signal Solutions) and PAS (Power-Analog Solutions). While actual results may vary, Magnachip currently expects the following:

For Q1 2024:

•	Consolidated revenue to be in the range of $46 to $51 million, including approximately $3 million of Transitional Foundry Services.

•	MSS revenue to be in the range of $8 to $10 million. This compares with MSS equivalent revenue of $8.6 million in Q4 2023.

•	PAS revenue to be in the range of $35 to $38 million. This compares with PAS equivalent revenue of $32.6 million in Q4 2023.

•	Consolidated gross profit margin to be in the range of 17% to 20%.

•

MSS gross profit margin to be in the range of 40% to 43%, which includes the positive impact of expected one-time non-recurring engineering revenue. This compares with MSS equivalent gross profit margin of 41.3% in Q4 2023, which also included one-time non-recurring engineering revenue.

•

PAS gross profit margin to be in the range of 15% to 18% due primarily to the expected decline in Transitional Foundry Services revenue. This compares with PAS equivalent gross profit margin of 18.0% in Q4 2023.

For the full-year 2024:

•	MSS revenue to grow double digits year-over-year as compared with MSS equivalent revenue of $44.4 million in 2023.

•	PAS revenue to grow double digits year-over-year as compared with PAS equivalent revenue of $151.3 million in 2023.

•	Consolidated revenue flat-to-up-slightly year-over-year as recovery in MSS and PAS is offset by the phase-out of Transitional Foundry Services.

•

Consolidated gross profit margin between 17% to 20% due to idle capacity expected from the phase-out of Transitional Foundry Services. This compares with the consolidated gross profit margin of 22.4% in 2023.

Q4 2023 Earnings Conference Call

Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on Wednesday, February 28, 2024, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the Company’s website at www.magnachip.com.

Online registration: https://register.vevent.com/register/BI736feb7bc081454c8d811cbbeb6b92dc

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including first quarter and full year 2024 revenue and gross profit margin expectations, future growth and revenue opportunities from new and existing products and customers, the timing and extent of future revenue contributions by our products and businesses, and the impact of market conditions associated with inflation and higher interest rates, remaining effects from the COVID-19 pandemic, geopolitical conflicts between Russia-Ukraine and between Israel-Hamas, sustained military action and conflict in the Red Sea, and trade tensions between the U.S. and China, on Magnachip’s first quarter and full year 2024 and future operating results. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic conditions, including those caused by or related to inflation, potential recessions or other deteriorations, economic instability or civil unrest; remaining effects from the COVID-19 pandemic, the geopolitical conflicts between Russia-Ukraine and between Israel-Hamas, sustained military action and conflict in the Red Sea, and trade tensions between the U.S. and China; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs and impact demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely acceptance of our designs by customers; timely introduction of new products and technologies; our ability to ramp new products into volume production; industry-wide shifts in supply and demand for semiconductor products; overcapacity within the industry or at Magnachip; effective and cost-efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses that can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors; change to or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, including the remaining effects of the COVID-19 pandemic; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on February 22, 2023, and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communication, Internet of Things (“IoT”), consumer, computing, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,100 registered patents and pending applications, and has extensive engineering, design, and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

Steven Pelayo

The Blueshirt Group

Tel. +1 (360) 808-5154

steven@blueshirtgroup.co

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues:
Net sales – standard products business	$41,182	$51,619	$53,827	$195,690	$301,896
Net sales – transitional Fab 3 foundry services	9,640	9,626	7,163	34,361	35,762

Total revenues	50,822	61,245	60,990	230,051	337,658
Cost of sales:
Cost of sales – standard products business	31,754	36,829	37,150	143,762	202,347
Cost of sales – transitional Fab 3 foundry services	7,541	9,935	7,742	34,649	34,047

Total cost of sales	39,295	46,764	44,892	178,411	236,394

Gross profit	11,527	14,481	16,098	51,640	101,264
Gross profit as a percentage of standard products business net sales	22.9%	28.7%	31.0%	26.5%	33.0%
Gross profit as a percentage of total revenues	22.7%	23.6%	26.4%	22.4%	30.0%
Operating expenses:
Selling, general and administrative expenses	12,079	12,089	12,562	48,470	50,872
Research and development expenses	15,383	11,627	13,653	51,563	52,338
Early termination and other charges, net	—	—	—	9,251	3,298

Total operating expenses	27,462	23,716	26,215	109,284	106,508

Operating loss	(15,935)	(9,235)	(10,117)	(57,644)	(5,244)
Interest income	2,519	2,382	2,420	10,435	5,980
Interest expense	(183)	(189)	(269)	(828)	(1,157)
Foreign currency gain (loss), net	5,241	(2,583)	17,492	465	(3,019)
Other income (loss), net	(42)	87	(42)	13	561

Loss before income tax expense (benefit)	(8,400)	(9,538)	9,484	(47,559)	(2,879)
Income tax expense (benefit)	(2,360)	(4,373)	6,513	(10,937)	5,157

Net income (loss)	$(6,040)	$(5,165)	$2,971	$(36,622)	$(8,036)

Basic earnings (loss) per common share—	$(0.16)	$(0.13)	$0.07	$(0.89)	$(0.18)
Diluted earnings (loss) per common share—	$(0.16)	$(0.13)	$0.07	$(0.89)	$(0.18)
Weighted average number of shares—
Basic	38,834,451	40,145,290	44,054,275	41,013,069	44,850,791
Diluted	38,834,451	40,145,290	44,731,683	41,013,069	44,850,791

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$158,092	$225,477
Accounts receivable, net	32,641	35,380
Inventories, net	32,733	39,883
Other receivables	4,295	7,847
Prepaid expenses	7,390	10,560
Hedge collateral	1,000	2,940
Other current assets	9,283	15,766

Total current assets	245,434	337,853
Property, plant and equipment, net	100,122	110,747
Operating lease right-of-use assets	4,639	5,265
Intangible assets, net	1,537	1,930
Long-term prepaid expenses	5,736	10,939
Deferred income taxes	50,836	38,324
Other non-current assets	12,187	11,587

Total assets	$420,491	$516,645

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$24,443	$17,998
Other accounts payable	5,292	9,702
Accrued expenses	10,457	9,688
Accrued income taxes	1,496	3,154
Operating lease liabilities	1,914	1,397
Other current liabilities	3,286	5,306

Total current liabilities	46,888	47,245
Accrued severance benefits, net	16,020	23,121
Non-current operating lease liabilities	2,897	4,091
Other non-current liabilities	10,088	14,035

Total liabilities	75,893	88,492

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 56,971,394 shares issued and 38,852,742 outstanding at December 31, 2023 and 56,432,449 shares issued and 43,824,575 outstanding at December 31, 2022	569	564
Additional paid-in capital	273,256	266,058
Retained earnings	298,884	335,506
Treasury stock, 18,118,652 shares at December 31, 2023 and 12,607,874 shares at December 31, 2022, respectively	(213,454)	(161,422)
Accumulated other comprehensive loss	(14,657)	(12,553)

Total stockholders’ equity	344,598	428,153

Total liabilities and stockholders’ equity	$420,491	$516,645

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Year Ended
	December 31, 2023	December 31, 2023	December 31, 2022
Cash flows from operating activities
Net loss	$(6,040)	$(36,622)	$(8,036)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	4,101	16,684	15,000
Provision for severance benefits	(25)	5,333	6,289
Loss (gain) on foreign currency, net	(11,159)	3,373	19,729
Provision for inventory reserves	850	3,885	9,574
Stock-based compensation	1,840	7,223	6,037
Deferred income taxes	(13,493)	(13,405)	278
Other, net	165	757	664
Changes in operating assets and liabilities
Accounts receivable, net	8,318	1,909	10,276
Inventories	(1,265)	2,370	(12,626)
Other receivables	(1,146)	3,847	18,146
Prepaid expenses	3,155	8,808	8,923
Other current assets	15,992	8,048	(13,073)
Accounts payable	1,086	7,152	(16,325)
Other accounts payable	(2,196)	(8,934)	(9,410)
Accrued expenses	(126)	493	(7,228)
Accrued income taxes	1,445	(1,569)	(8,400)
Deferred revenue	782	85	(1,261)
Other current liabilities	(65)	(109)	(645)
Other non-current liabilities	41	(238)	749
Contributions to severance insurance deposit accounts	(4,278)	(5,101)	(7,899)
Payment of severance benefits	(799)	(6,982)	(6,012)
Other, net	(3)	(21)	415

Net cash provided by (used in) operating activities	(2,820)	(3,014)	5,165
Cash flows from investing activities
Proceeds from settlement of hedge collateral	2,334	5,669	15,232
Payment of hedge collateral	(600)	(3,754)	(15,282)
Proceeds from disposal of property, plant and equipment	—	—	550
Purchase of property, plant and equipment	(4,675)	(6,955)	(23,394)
Payment for intellectual property registration	(33)	(263)	(390)
Collection of guarantee deposits	—	4,984	737
Payment of guarantee deposits	(62)	(7,338)	(2,381)

Net cash used in investing activities	(3,036)	(7,657)	(24,928)
Cash flows from financing activities
Proceeds from exercise of stock options	—	27	1,786
Acquisition of treasury stock	(8,695)	(51,782)	(13,960)
Repayment of financing related to water treatment facility arrangement	(122)	(493)	(500)
Others	(22)	(91)	(70)

Net cash used in financing activities	(8,839)	(52,339)	(12,744)
Effect of exchange rates on cash and cash equivalents	6,143	(4,375)	(21,563)

Net decrease in cash and cash equivalents	(8,552)	(67,385)	(54,070)
Cash and cash equivalents
Beginning of the period	166,644	225,477	279,547

End of the period	$158,092	$158,092	$225,477

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING LOSS TO ADJUSTED OPERATING INCOME (LOSS)

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Operating loss	$(15,935)	$(9,235)	$(10,117)	$(57,644)	$(5,244)
Adjustments:
Equity-based compensation expense	1,840	2,171	1,550	7,223	6,037
Early termination and other charges, net	—	—	—	9,251	3,298

Adjusted Operating Income (Loss)	$(14,095)	$(7,064)	$(8,567)	$(41,170)	$4,091

We present Adjusted Operating Income (Loss) as a supplemental measure of our performance. We define Adjusted Operating Income (Loss) for the periods indicated as operating loss adjusted to exclude (i) Equity-based compensation expense and (ii) Early termination and other charges, net.

For the year ended December 31, 2023, Early termination and other charges includes $8,449 thousand of termination related charges in connection with the voluntary resignation program that we offered to certain employees during the first quarter of 2023 and $802 thousand of one-time employee incentives.

For the year ended December 31, 2022, Early termination and other charges, net includes $2,821 thousand of one-time employee incentives and professional service fees and expenses of $1,014 thousand, incurred in connection with certain strategic evaluations, both of which were offset in part by a $537 thousand gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Income (Loss)	$(6,040)	$(5,165)	$2,971	$(36,622)	$(8,036)
Adjustments:
Interest income	(2,519)	(2,382)	(2,420)	(10,435)	(5,980)
Interest expense	183	189	269	828	1,157
Income tax expense (benefit)	(2,360)	(4,373)	6,513	(10,937)	5,157
Depreciation and amortization	4,101	4,081	3,775	16,684	15,000

EBITDA	(6,635)	(7,650)	11,108	(40,482)	7,298
Equity-based compensation expense	1,840	2,171	1,550	7,223	6,037
Foreign currency loss (gain), net	(5,241)	2,583	(17,492)	(465)	3,019
Derivative valuation loss (gain), net	64	161	66	299	(135)
Early termination and other charges, net	—	—	—	9,251	3,298

Adjusted EBITDA	$(9,972)	$(2,735)	$(4,768)	$(24,174)	$19,517

Net Income (Loss)	$(6,040)	$(5,165)	$2,971	$(36,622)	$(8,036)
Adjustments:
Equity-based compensation expense	1,840	2,171	1,550	7,223	6,037
Foreign currency loss (gain), net	(5,241)	2,583	(17,492)	(465)	3,019
Derivative valuation loss (gain), net	64	161	66	299	(135)
Early termination and other charges, net	—	—	—	9,251	3,298
Income tax effect on non-GAAP adjustments	1,333	(1,341)	(2,943)	(2,160)	4,569

Adjusted Net Income (Loss)	$(8,044)	$(1,591)	$(15,848)	$(22,474)	$8,752

Adjusted Net Income (Loss) per common share—
- Basic	$(0.21)	$(0.04)	$(0.36)	$(0.55)	$0.20
- Diluted	$(0.21)	$(0.04)	$(0.36)	$(0.55)	$0.19
Weighted average number of shares – basic	38,834,451	40,145,290	44,054,275	41,013,069	44,850,791
Weighted average number of shares – diluted	38,834,451	40,145,290	44,054,275	41,013,069	45,795,559

We present Adjusted EBITDA and Adjusted Net Income (Loss) as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net and (iv) Early termination and other charges, net. EBITDA for the periods indicated is defined as net income (loss) before interest income, interest expense, income tax expense (benefit) and depreciation and amortization.

We prepare Adjusted Net Income (Loss) by adjusting net income (loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income (Loss) is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income (Loss) for the periods as net income (loss), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Early termination and other charges, net and (v) Income tax effect on non-GAAP adjustments.

For the year ended December 31, 2023, Early termination and other charges includes $8,449 thousand of termination related charges in connection with the voluntary resignation program that we offered to certain employees during the first quarter of 2023 and $802 thousand of one-time employee incentives.

For the year ended December 31, 2022, Early termination and other charges, net includes $2,821 thousand of one-time employee incentives and professional service fees and expenses of $1,014 thousand, incurred in connection with certain strategic evaluations, both of which were offset in part by a $537 thousand gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi.